Exhibit 21.1

Velocity Financial, Inc. Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Velocity Commercial Capital, LLC	California
Century Health & Housing Capital, LLC	Delaware
VCC ABF, LLC	Delaware
VCC Mortgage Securities, LLC	Delaware
VCC Capital Source Financing, LLC	Delaware
Velocity Commercial Capital Loan Trust 2015-1	New York
Velocity Commercial Capital Loan Trust 2016-1	New York
Velocity Commercial Capital Loan Trust 2017-2	New York
Velocity Commercial Capital Loan Trust 2018-1	New York
Velocity Commercial Capital Loan Trust 2018-2	New York
Velocity Commercial Capital Loan Trust 2019-1	New York
Velocity Commercial Capital Loan Trust 2019-2	New York
Velocity Commercial Capital Loan Trust 2019-3	New York
Velocity Commercial Capital Loan Trust 2020-1	New York
Velocity Commercial Capital Loan Trust 2020-2	New York
Velocity Commercial Capital Loan Trust 2020-MCI	New York
Velocity Commercial Capital Loan Trust 2021-1	New York
Velocity Commercial Capital Loan Trust 2021-2	New York
Velocity Commercial Capital Loan Trust 2021-3	New York
Velocity Commercial Capital Loan Trust 2021-4	New York